Exhibit 99.1

Pacific City Financial Corporation

Announcing Pricing Of Initial Public Offering

LOS ANGELES, August 9, 2018 (BUSINESS WIRE) – Pacific City Financial Corporation, the bank holding company for Pacific City Bank, today announced the pricing of its initial public offering of 2,385,000 shares of common stock, no par value, at a price to the public of $20.00 per share and a total offering size of $47.7 million. The common stock is expected to begin trading on the Nasdaq Global Select Market on August 10, 2018 under the symbol “PCB”.

The offering is expected to close on or about August 14, 2018, subject to customary closing conditions.

The underwriters have a 30-day option to purchase up to an additional 357,750 shares of common stock at the initial public offering price less the underwriting discount. Pacific City Financial Corporation intends to use the net proceeds from the proposed offering for general corporate purposes, including maintenance of its required regulatory capital, to support future organic growth and other strategic alternatives.

Keefe, Bruyette & Woods, Inc., A Stifel Company, Raymond James and Sandler O’Neill + Partners, L.P. are acting as joint book-running managers for the offering.

The offering will be made only by means of a prospectus. Copies of the prospectus related to the offering may be obtained from Keefe, Bruyette & Woods, Inc., Attention: Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019; or by calling (800) 966-1559, or from Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention Equity Capital Markets, or by calling (800)-248-8863, and from Sandler O’Neill + Partners, L.P., Attention: Syndicate, 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, by emailing syndicate@sandleroneill.com or by calling (866) 805-4128.

The SEC declared the registration statement relating to these securities effective on August 9, 2018. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pacific City Financial Corporation

Pacific City is the bank holding company for Pacific City Bank, a $1.6 billion asset bank, offering a full suite of commercial banking services through its wholly owned subsidiary, Pacific City Bank, a California state chartered bank, to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as ‘‘may,’’ “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.

Contact:

Investor Relations

Pacific City Financial Corporation

Timothy Chang

EVP & CFO

213-210-2000